Exhibit 10.24.2

AMENDMENT TO CONTRACT OF SALE

THIS AMENDMENT TO CONTRACT OF SALE (this “Amendment”) is made and entered into as of the 7 day of November, 2003 (the “Effective Date”), by and between JOLLY ACRES LIMITED PARTNERSHIP, a Maryland limited partnership (“Seller”) and CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (“Buyer”).

RECITALS:

A.            Seller and Buyer entered into a Contract of Sale dated February 27, 2003 (herein, such Contract of Sale and the exhibits thereto are referred to as the “Agreement”) in connection with the sale by Seller to Buyer of certain membership interests in a Maryland limited liability company, as more particularly described in the Agreement.

B.            The Seller and Buyer wish to amend certain provisions of the Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             SALE OF LOT.  Buyer and Seller have agreed that notwithstanding anything contained in the Agreement to the contrary, the sale and acquisition under the Agreement shall be a sale by Seller and a purchase by Buyer of the Lot, for the same Purchase Price as set forth in the Agreement.

2.             TRANSFER.  Notwithstanding anything contained in the Agreement to the contrary, at Closing, Seller shall convey to Buyer the title to the Lot and improvements thereon in fee simple, subject to the provisions of Section 8 of the Agreement, by a special warranty deed containing covenants of further assurances and against encumbrances, subject to all matters of record.  Recordation and transfer taxes associated with the transfer of the Lot from Seller to Buyer (collectively, the “Deed Recordation and Transfer Taxes”) shall be handled in the following manner:  (i) Buyer and Seller shall split equally and pay that amount of recordation and transfer taxes that would have been due and payable at the time of the transfer of the Lot to the LLC (collectively, the “LLC Recordation and Transfer Taxes”), had the parties proceeded with the sale of the membership interests in the LLC as originally set out in Sections 1 and 2 of the Agreement; and (ii) Buyer shall pay one hundred percent (100%) of the excess, if any, of the Deed Recordation and Transfer Taxes over the LLC Recordation and Transfer Taxes.  For example, if the LLC Recordation and Transfer Taxes equal $11,000 and the Deed Recordation and Transfer Taxes equal $36,300, then the Buyer would be responsible for paying $30,800 and the Seller would be responsible for paying $5,500.

3.             CLOSING.  Notwithstanding the provisions of Section 3 of the Agreement, Closing on the acquisition of the Lot shall occur on November 14, 2003.

4.             CONDITION OF LOT.  Section 7 of the Agreement is hereby deleted and the following inserted in lieu thereof:

“Condition of Lot.

(a)           Seller, at Seller’s expense, shall (i) complete the construction of a sediment control pond (the “Pond”) on the Lot; and (ii) remove the topsoil pile currently located on the Lot (the “Topsoil Pile”).  The Pond shall be constructed in accordance with the Anne Arundel County permit for same, as obtained by Seller at Seller’s sole cost and expense.  Buyer acknowledges that the Lot will be sold to Buyer “as is, where is”, other than for construction of the Pond and the removal of the Topsoil Pile.  Other than as set forth herein, Seller makes no representations or warranties regarding the subsurface condition of the Lot.  Buyer will be required to comply with the stormwater requirements of Anne Arundel County, Maryland for the future maintenance of the Pond and for its conversion of the Pond to a storm water pond.  Seller agrees to proceed with all due diligence and to use commercially reasonable efforts in performing its obligations under this Section 7(a), subject to being prevented or delayed, retarded or hindered by act of God, weather of unusual severity, fire, earthquake, flood, explosion, action of the elements, war (declared or undeclared), invasion, insurrection, riot, mob violence, sabotage, malicious mischief, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, action of labor unions, condemnation, public requisition, laws, order of government or civil defense authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of the Seller.

(b)           The parties anticipate that Seller’s completion of the Pond and the removal of the Topsoil Pile (collectively, “Seller’s Work”) shall occur after the Closing.  Buyer acknowledges that from and after Closing, Seller, its agents, employees, contractors and engineers, shall be entitled at all reasonable times to enter the Lot to pursue and complete Seller’s Work.  Seller agrees to indemnify and hold harmless Buyer from any and all losses, liabilities, claims, damages and expenses (including reasonable attorneys’ fees) arising as a result of Seller’s entry and activities on the Lot under the provisions of Subsections 7(a) and 7(b).

(c)           In connection with the development of the Lot, Seller has provided to Anne Arundel County a Landscaping Bond No. 929240319 dated March 28, 2002 from CAN as amended, in the amount of $16,500 for the benefit of Anne Arundel County (the “Landscaping Bond”).  The parties have agreed that Seller shall not be responsible for performing any landscaping work on the Lot, the performance of which is secured by the Landscaping Bond.  Prior to Closing, Buyer will cause the Landscaping Bond to be released and shall substitute its own bond as may be required by Anne Arundel County (the “Replacement Landscaping Bond”), to the end and effect that the Landscaping Bond shall be released and returned to Seller and Seller shall have no obligations with respect to any landscaping on the Lot.  At Closing, Buyer shall be entitled to a credit in the amount $26,715.00, which amount consists of (i) $250.00, which amount represents the parties’ agreed upon credit for the cost of the Replacement Landscaping Bond; (ii) $25,640, which amount represents the parties’ agreed upon credit for the costs of performing the landscaping work on the Lot, the obligation for which is to be secured by the Replacement Landscaping Bond; and (iii) $825.00, which amount represents the parties’ agreed upon credit for the inspection fee which may be charged by Anne Arundel County following the completion by Buyer of the above landscaping work.

(d)           The provisions of this Section 7 shall survive the Closing.”

5.             CLOSING ADJUSTMENTS.  The third sentence of Section 9 of the Agreement, beginning with the words “The costs of all recordation and transfer”, is hereby deleted.   The following is added at the end of Section 9: “In addition, the Buyer shall be entitled to the credits set out in Section 7(c) above.”

6.             CLOSING DOCUMENTS.  Section 10 of the Agreement is hereby amended by deleting the first sentence and clauses (a), (b) and (c) and by inserting the following in lieu thereof:

“At the Closing, Seller shall execute and deliver to Buyer the following:

(a)           a special warranty deed containing covenants of further assurances and against encumbrances, subject to all matters of record, conveying the Lot and improvements thereon to Buyer;

(b)           intentionally deleted;

(c)           intentionally deleted;”

7.             WARRANTIES AND REPRESENTATIONS.  Subsection 12(a)(i) is hereby amended by deleting the second sentence thereof.

8.             DEFAULT.  Subsections 14(f) and 14(g) of the Agreement are hereby amended by deleting the phrase “the membership interests in the LLC” and insert in lieu thereof, “the Lot”.

9.             ASSIGNMENT AND COPT GUARANTEE.  Buyer hereby assigns its rights, duties and obligations under the Agreement to NBP 221, LLC, a Maryland limited liability company (“Assignee”).  Assignee hereby agrees to accept such assignment and agrees with Assignor and Seller to assume the performance and observance of all obligations contained in the Agreement.  Buyer represents that Assignee is or will be at the time of the assignment wholly owned by Buyer or by an affiliate of Buyer.  COPT reaffirms its guarantee obligations under the Agreement and hereby agrees to unconditionally and continually guaranty the full and timely payment and performance of all obligations of Assignee under the Agreement.

10.           FULL FORCE.  Except as herein modified and amended, the Agreement is and shall remain in full force and effect and has not been otherwise modified or amended, either orally or in writing.  Seller and Buyer, by their execution hereof, hereby ratify, affirm and approve the Agreement, as amended by this Amendment.

11.           CONFLICT. All of the provisions of the Agreement affected by this Amendment shall be deemed amended, whether or not actually specified herein, if any such amendment is clearly necessary to effectuate the intent of the parties hereto.  In the event of conflict between the Agreement and this Amendment, this Amendment shall take precedence.

12.           HEADINGS.  The headings of the sections, subsections, paragraphs and subparagraphs hereof are provided herein for and only for convenience of reference, and shall not be considered in construing their contents.

13.           RECITALS.  The parties agree that the Background section of this Amendment shall be an integral part of this Amendment and not merely prefatory thereto.

14.           DEFINITIONS.  All capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

15.           EXHIBITS.  Each document referred to herein as being annexed hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof.

16.           COUNTERPARTS.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall comprise but one and the same instrument.  This Amendment may be delivered by facsimile transmission of an originally executed copy to be followed by immediate delivery of the original of such executed copy.

Signatures Begin on Following Page

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed on its behalf by their respective duly authorized representatives, with the intention of creating a document under seal on the date first above written.

WITNESS:	SELLER:

JOLLY ACRES LIMITED
PARTNERSHIP

By:	Constellation Real Estate, Inc.,
General Partner

/s/ Robert N. Cantor	By:	/s/ Steven S. Koren	(SEAL)
Name:	Steven S. Koren
Title:	Authorized Agent

BUYER:

CORPORATE OFFICE PROPERTIES, L.P.

By:	Corporate Office Properties Trust, general partner

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.	(SEAL)
Name:	Roger A. Waesche, Jr.
Title:	Senior Vice President

ASSIGNEE:

NBP 221, LLC, a Maryland limited liability
company

By:	Corporate Office Properties, L.P., sole member

By:	Corporate Office Properties
Trust, general partner

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.	(SEAL)
Name:	Roger A. Waesche, Jr.
Title:	Senior Vice President

JOINDER BY CORPORATE OFFICE PROPERTIES TRUST

Corporate Office Properties Trust is executing this Contract to evidence its obligations under Section 9 of this Amendment.

CORPORATE OFFICE PROPERTIES
TRUST

/s/ Stephanie L. Shack	By:	/s/ Roger A. Waesche, Jr.
Roger A. Waesche, Jr.
Senior Vice President